UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 19, 2000

                           Commission File No. 0-25357


                               TRAVELNOW.COM INC.
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                 (Name of Small Business Issuer in its Charter)


           Delaware                                     59-3391244
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(State or other jurisdiction                (I.R.S. Employer Identification No.)
Incorporation or organization)


         318 Park Central East - Suite 418, Springfield, Missouri 65806
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               (Address of Principal Executive Offices) (Zip Code)


                                 (417) 864-3600
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                (Issuer's Telephone Number, Including Area Code)

                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

     On December 19, 2000, TravelNow. Com Inc., a Delware corporation ("TravelNow"), entered into a Confidentiality Agreement with Hotel Reservations Network, Inc., a Delaware corporation ("HRN"), pursuant to which HRN agreed not to disclose to any third party confidential information to be provided to it by TravelNow in connection with TravelNow's possible sale of its business.

     On December 29, 2000, TravelNow and HRN entered into an Exclusivity Agreement whereby TravelNow agreed to negotiate exclusively with HRN during the period extending from 8:15 p.m. Central Standard Time on December 29, 2000 through 11:59 p.m. Central Standard Time on January 2, 2001. TravelNow further agreed that, during such period, it would promptly notify HRN of any unsolicited third party proposals received by TravelNow, so long as such notification did not violate the terms of any pre-existing agreement to which TravelNow was a party.

     On January 4, 2001, TravelNow and HRN issued a joint press release announcing that TravelNow and HRN had entered into a definitive Agreement and Plan of Merger dated as of January 3, 2001 (the "Merger Agreement"), pursuant to which HRN would acquire all of the outstanding Common Stock of TravelNow that HRN does not already beneficially own for $4.16 per share in cash. The Merger Agreement provides that by no later than January 18, 2001, HRN will commence a tender offer (the "Offer") for all those outstanding shares. The Offer is subject to customary conditions. The Offer is not subject to receipt of financing. Upon successful completion of the Offer, the Merger Agreement calls for a merger pursuant to which any remaining stockholders will receive cash in the same amount as paid in the Offer. TravelNow will become a wholly-owned subsidiary of HRN. The acquisition is expected to close by the end of the first quarter of 2001.

     On January 3, 2001, HRN entered into a Stockholder Agreement with a number of TravelNow stockholders, including officers and directors of TravelNow (collectively, the "Stockholders"). The Stockholders beneficially own approximately 40% of TravelNow's outstanding Common Stock. Pursuant to the terms of the Stockholder Agreement and, subject to certain conditions, the Stockholders agreed to tender their shares of TravelNow Common Stock in connection with the terms of the Offer and if an Alternative Transaction (as defined in the Stockholder Agreement) is consummated, to pay HRN 90% of all amounts which are received by the Stockholders for each of their shares in excess of the HRN offer price of $4.16 per share. The Stockholders also agreed under the terms of the Stockholder Agreement to other customary terms to support and make effective the consummation of the Offer.

ITEM 7. MATERIAL TO BE FILED AS EXHIBITS

     Exhibit 1 Confidentiality Agreement dated December 20, 2000, by and among TravelNow.com, Inc. and Hotel Reservations Network, Inc.(2)

     Exhibit 2 Exclusivity Agreement dated December 29, 2000, by and between TravelNow.Com Inc. and Hotel Reservations Network, Inc. (2)

     Exhibit 3 Agreement and Plan of Merger dated January 3, 2001, by and among TravelNow.Com Inc., Hotel Reservations Network, Inc., and Wonsub, Inc.(2)

     Exhibit 4 Form of Stockholder Agreement dated January 3, 2001, by and among Hotel Reservations Network, Inc., Wonsub, Inc. and certain stockholders of TravelNow.com Inc.(2)

     Exhibit 5      Press Release, dated as of January 4, 2001(1)

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     (1)  Previously filed as an exhibit to Initial Solicitation Statement filed by the Reporting Person on January 4, 2001, and incorporated herein by reference.

     (2)  Filed herewith.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                TRAVELNOW.COM INC.


Date: January 10, 2001                          By: /s/ Jeff Wasson
----------------------                          -------------------
                                                Name: Jeffrey A. Wasson
                                                Title: Chief Executive Officer